UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2010

GEORGETOWN BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Federal	0-51102	20-2107839
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

2 East Main Street, Georgetown, MA		01833
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 978-352-8600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2010, the Board of Directors of Georgetown Savings Bank (the “Bank”), the wholly owned savings bank subsidiary of Georgetown Bancorp, Inc. (the “Company”), adopted individual compensation plans for certain officers of the Bank. The individual incentive plans were adopted pursuant to the Bank’s Incentive Compensation Plan, which was previously disclosed as Exhibit 10.7 to the Company’s Annual Report on Form 10-KSB, filed with the SEC on September 28, 2007.

The individual incentive plans for Robert E. Balletto, President and Chief Executive Officer of the Bank and for Joseph W. Kennedy, Senior Vice President and Chief Financial Officer of the Bank are attached as Exhibits 10.1 and 10.2, respectively, to this Form 8-K.

Due to the fact that the Board of Directors of the Company on August 23, 2010 approved a change in the Company’s fiscal year end from June 30 to December 31, the incentive plan goals cover the period of July 1, 2010 to December 31, 2010.

The incentive plans have three levels of performance, at which payments can be made. There are minimum thresholds of performance regarding CAMELS ratings and asset quality that must be maintained in order to receive payment for the achievement of the incentive goals.

Mr. Balletto’s plan provides for a target payment of $16,601, or 18% of one half of current annual salary with the following performance categories: (i) achievement of return on assets (ROA) targets; (ii) achievement of efficiency ratio targets; (iii) achievement of certain specified business development plans. The target payment can be increased on a sliding scale for improvement in ROA performance and efficiency ratio performance.

Mr. Kennedy’s plan provides for a target payment of $6,935, or 11% of one half of current annual salary with the following performance categories: (i) achievement of ROA targets; (ii) achievement of net interest margin percentage targets; (iii) achievement of total non-interest expense targets. The target payment can be increased on a sliding scale for improvement in the ROA performance, the net interest margin percentage above the maximum targets and non-interest expenses below the maximum targets.

The total cost of the incentive plan for all eligible employees would be approximately $82,129 assuming that all incentive targets were exceeded at various levels. The actual cost will vary dependent upon performance.

The individual incentive plans referred to above are filed as Exhibits hereto, and the foregoing descriptions of such plans are qualified by reference to the plans themselves.

Item 9.01.              Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits

10.1	Individual Incentive Plan for Robert E. Balletto
10.2	Individual Incentive Plan for Joseph W. Kennedy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GEORGETOWN BANCORP, INC.

DATE: October 1, 2010	By:	\s\ Joseph W. Kennedy
Joseph W. Kennedy
Senior Vice President, Chief Financial Officer and Treasurer